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                                                                    Exhibit 23.1





                          INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Nortel Networks Corporation (the "Company"), relating to the registration of 310,000 common shares of the Company, of our Independent Auditors' Report dated February 1, 2001 except as to the first paragraph of note 22, which is as of May 11, 2001, and notes 3, 4 and 24, which are as of June 14, 2001, appearing in the Company's current report on Form 8-K dated August 8, 2001.





Toronto, Canada
November 21, 2001